CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial

Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated May 10, 2006 of Bear Stearns Prime Money Market Fund, Dreyfus Premier Alpha Growth Fund, Dreyfus Premier Intrinsic Value Fund, Dreyfus Premier S&P STARS Fund and Dreyfus Premier S&P STARS Opportunities Fund, which are incorporated by reference in this Registration Statement (Form N-1A 333-106576 and 811-21386) of Dreyfus Premier Manager Funds 1.

ERNST & YOUNG LLP
New York, New York July 26, 2006